Exhibit 5.1

[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

July 20, 2007

Masimo Corporation

40 Parker

Irvine, CA 92618

Re:	Masimo Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Masimo Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-142171) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the proposed underwritten public offering (the “Offering”) of (a) up to an aggregate of 13,704,120 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), comprised of: (i) up to an aggregate of 3,287,494 shares of Common Stock to be sold by the Company, which includes up to 1,787,494 shares of Common Stock that may be sold by the Company upon exercise of the over-allotment option granted to the underwriters of the Offering (the “Company Shares”); and (ii) up to an aggregate of 10,416,626 shares of Common Stock (the “Selling Stockholder Shares”) to be sold by certain stockholders of the Company (the “Selling Stockholders”); and (b) the associated rights to purchase the Company’s Series A Junior Participating Preferred Stock (the “Rights”) attached to the Company Shares and the Selling Stockholder Shares to be issued pursuant to a Rights Agreement (the “Rights Agreement”) expected to be entered into by and between the Company and Computershare, Inc., as Rights Agent (the “Rights Agent”), following the closing of the Offering.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation: (i) the Registration Statement; (ii) the Prospectus; (iii) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, filed as Exhibit 3.1 to the Registration Statement; (iv) the Certificate of Agreement of Merger filed with the Delaware Secretary of State on June 20, 1996; (v) the Company’s Amended and Restated Bylaws, as currently in effect, filed as Exhibit 3.3 to the Registration Statement; (vi) the Company’s Amended and Restated Certificate of Incorporation, to become effective upon the closing of the

Masimo Corporation

July 20, 2007

Offering, filed as Exhibit 3.2 to the Registration Statement (the “IPO Certificate of Incorporation”); (vii) the Company’s Amended and Restated Bylaws, to become effective upon the closing of the Offering, filed as Exhibit 3.4 to the Registration Statement; (viii) the Certificate of Designation of Series A Junior Participating Preferred Stock, to become effective upon the closing of the Offering, filed as Exhibit 4.4 to the Registration Statement (the “Certificate of Designation”); (ix) the form of Rights Agreement, expected to become effective upon the closing of the Offering, filed as Exhibit 4.3 to the Registration Statement; and (x) the form of Purchase Agreement by and among the Company, the Selling Stockholders and the underwriters of the Offering named therein, filed as Exhibit 1.1 to the Registration Statement (the “Purchase Agreement”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of the opinions set forth herein are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinions and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. We also have assumed that the Company Shares will be sold for a price per share not less than the par value per share of the Common Stock, and that the Company Shares will be issued and sold as described in the Registration Statement and the Purchase Agreement.

Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholder Shares being fully paid, is based solely on a certificate of the Chief Executive Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Selling Stockholder Shares. Our opinion in clause (iii) below assumes: (a) the adoption of the Rights Agreement and matters related thereto by the Pricing Committee of the board of directors; (b) the due authorization, execution and delivery of the Rights Agreement in the form filed as Exhibit 4.3 to the Registration Statement by the Rights Agent and the Company; (c) that the Rights

Masimo Corporation

July 20, 2007

Agreement is a binding obligation of the Rights Agent; (d) that the members of the board of directors of the Company, and the members of the Pricing Committee of the board of directors of the Company, have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement and matters related thereto; and (e) the timely filing with the Secretary of State of the State of Delaware of the IPO Certificate of Incorporation and the Certificate of Designation with respect to the Series A Junior Participating Preferred Stock, $0.001 par value per share, of the Company issuable upon exercise of the Rights.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(i) the Company Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, with payment for the Company Shares received by the Company in the manner described in the Purchase Agreement, will be duly authorized by all necessary corporate action of the Company, validly issued, fully paid and nonassessable;

(ii) the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, are validly issued, fully paid and nonassessable; and

(iii) the Rights, following the adoption of the Rights Agreement and matters related thereto by the Pricing Committee of the board of directors, will be duly authorized by all necessary corporate action of the Company, and when the Rights are issued by the Company in accordance with the terms and conditions of the Rights Agreement, the Rights attributable to the Shares will be validly issued.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. The opinion in clause (iii) above concerning the Rights does not address the determination a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time. Our opinion in clause (iii) above addresses the Rights and the Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement, and it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating such rights in their entirety.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. The opinions expressed herein are rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Masimo Corporation

July 20, 2007

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP